                                                                      EXHIBIT 99

          UNAUDITED PROFORMA COMBINED CONDENSED FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed balance sheet at December 31, 1999 gives effect to the NCE/NSP Merger as if it had occurred at December 31, 1999. The unaudited pro forma combined condensed statements of income for each of the three years in the period ended December 31, 1999 give effect to the NCE/NSP Merger as if it had occurred on January 1, 1997. These statements are prepared on the basis of accounting as required under a pooling of interests and do not reflect any cost savings anticipated by management as a result of the NCE/NSP Merger. Accordingly, the pro forma information is not necessarily indicative of the financial position or results of operations that would have occurred had the NCE/NSP Merger been consummated for the periods for which it is given effect, nor is it necessarily indicative of future operating results or financial condition.

          Unaudited Pro Forma Combined Condensed Statement of Income
                  Reflecting Completion of the NCE/NSP Merger
                         Year ended December 31, 1999
                 (Thousands of Dollars, Except per Share Data)

                                                    Northern        New Century      Reporting
                                                  States Power       Energies       Adjustments      Pro Forma      Pro Forma
                                                  (as Reported)    (as Reported)      (Note 2)      Adjustments     Combined
                                                  -------------    -------------    -----------     -----------    ----------
Operating revenues:
 Electric.......................................  $   2,397,096    $   2,527,341    $       (74)    $              $4,924,363
 Gas............................................        471,915          764,943        (95,429)                    1,141,429
 Nonregulated and other revenues................              -           83,146        608,342                       691,488
 Earnings from equity investments...............              -                -        112,124                       112,124
                                                  -------------    -------------    -----------     -----------    ----------
    Total operating revenues....................      2,869,011        3,375,430        624,963                     6,869,404

Operating expenses:
 Electric fuel and purchased power..............        773,680        1,185,232              -                     1,958,912
 Cost of gas sold and transported...............        278,240          485,107        (79,892)                      683,455
 Other operation and maintenance................        768,169          538,967         90,989                     1,398,125
 Depreciation and amortization..................        355,704          280,913         (9,063)                      627,554
 Taxes other than income taxes..................        222,446          137,259         (2,034)                      357,671
 Income taxes - utility.........................        127,293                -       (127,293)                            -
 Nonregulated operating expenses................              -          106,264        514,866                       621,130
                                                  -------------    -------------    -----------     -----------    ----------
    Total operating expenses....................      2,525,532        2,733,742        387,573                     5,646,847

Operating income................................        343,479          641,688        237,390                     1,222,557

Other income (expense):
 Income from nonregulated businesses before
  interest and taxes............................         65,376                -        (65,376)                            -
 Equity earnings from unconsolidated
  subsidiaries..................................              -           44,265        (44,265)                            -
 Other income (deductions) - net................         (9,320)          (9,098)          (456)                      (18,874)
 Income taxes on nonregulated and nonoperating
  items - benefit...............................         61,010                -        (61,010)                            -
                                                  -------------    -------------    -----------     -----------    ----------
    Total other income (expense)................        117,066           35,167       (171,107)                      (18,874)

Financing costs:
 Interest charges...............................        220,459          193,818              -                       414,277
 Distributions on mandatorily redeemable
  preferred securities of subsidiary trusts.....         15,750           23,050              -                        38,800
                                                  -------------    -------------    -----------     -----------    ----------
    Total financing costs.......................        236,209          216,868              -                       453,077

Income before income taxes......................        224,336          459,987         66,283                       750,606
Income taxes....................................              -          113,390         66,283                       179,673
                                                  -------------    -------------    -----------     -----------    ----------
Net income......................................        224,336          346,597              -                       570,933
Preferred dividends & redemption premiums of
 NSP............................................          5,292                -              -                         5,292
                                                  -------------    -------------    -----------     -----------    ----------
Earnings available for common shareholders......  $     219,044    $     346,597    $         -     $         -    $  565,641
                                                  =============    =============    ===========     ===========    ==========

Average common shares outstanding (Note 1)......       153,366          115,211                          63,366       331,943
Average common and potentially diluted shares
 outstanding (Note 1)...........................       153,443          115,233                          63,378       332,054

Basic and diluted earnings per share............  $       1.43     $       3.01                                    $     1.70
                                                  =============    =============                                   ==========

  See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

          Unaudited Pro Forma Combined Condensed Statement of Income
                  Reflecting Completion of the NCE/NSP Merger
                         Year ended December 31, 1998
                 (Thousands of Dollars, Except per Share Data)

                                                    Northern        New Century      Reporting
                                                  States Power       Energies       Adjustments      Pro Forma     Pro Forma
                                                  (as Reported)    (as Reported)      (Note 2)      Adjustments     Combined
                                                  -------------    -------------    -----------     -----------    ----------
Operating revenues:
 Electric.......................................  $   2,362,351    $   2,624,057    $    (1,089)    $              $4,985,319
 Gas............................................        456,823          781,571       (128,390)                    1,110,004
 Nonregulated and other revenues................              -           72,143        311,709                       383,852
 Earnings from equity investments...............              -                -        115,985                       115,985
                                                  -------------    -------------    -----------     -----------    ----------
    Total operating revenues....................      2,819,174        3,477,771        298,215                     6,595,160

Operating expenses:
 Electric fuel and purchased power..............        689,275        1,283,768            721                     1,973,764
 Cost of gas sold and transported...............        267,050          502,879       (110,436)                      659,493
 Other operation and maintenance................        794,332          547,136              -                     1,341,468
 Depreciation and amortization..................        338,225          268,743         (8,055)                      598,913
 Taxes other than income taxes..................        220,620          134,137         (2,175)                      352,582
 Income taxes - utility.........................        145,383                -       (145,383)                            -
 Nonregulated operating expenses................              -           90,607        368,365                       458,972
                                                  -------------    -------------    -----------     -----------    ----------
    Total operating expenses....................      2,454,885        2,827,270        103,037                     5,385,192

Operating income................................        364,289          650,501        195,178                     1,209,968

Other income (expense):
 Income from nonregulated businesses before
  interest and taxes............................         51,171                -        (51,171)                            -
 Equity earnings from unconsolidated
  subsidiaries..................................              -           36,101        (36,101)                            -
 Other income (deductions) - net................          4,812           (4,250)        37,477                        38,039
 Income taxes on nonregulated and nonoperating
  items - benefit...............................         40,588                -        (40,588)                            -
                                                  -------------    -------------    -----------     -----------    ----------
    Total other income (expense)................         96,571           31,851        (90,383)                       38,039

Financing costs:
 Interest charges...............................        162,737          181,906              -                       344,643
 Distributions on mandatorily redeemable
  preferred securities of subsidiary trusts.....         15,750           17,561              -                        33,311
 Dividends & redemption premiums on preferred
  stock of subsidiaries.........................              -            5,332              -                         5,332
                                                  -------------    -------------    -----------     -----------    ----------
    Total financing costs.......................        178,487          204,799              -                       383,286

Income before income taxes......................        282,373          477,553        104,795                       864,721
Income taxes....................................              -          135,596        104,795                       240,391
                                                  -------------    -------------    -----------     -----------    ----------
Net income......................................        282,373          341,957              -                       624,330
Preferred dividends & redemption premiums of
 NSP............................................          5,548                -              -                         5,548
                                                  -------------    -------------    -----------     -----------    ----------
Earnings available for common shareholders......  $     276,825    $     341,957    $         -     $         -    $  618,782
                                                  =============    =============    ===========     ===========    ==========

Average common shares outstanding (Note 1)......        150,502          111,859                         61,522       323,883
Average common and potentially diluted shares
 outstanding (Note 1)...........................        150,743          112,008                         61,604       324,355

Basic earnings per share........................  $        1.84    $        3.06                                   $     1.91
                                                  =============    =============                                   ==========
Diluted earnings per share......................  $        1.84    $        3.05                                   $     1.91
                                                  =============    =============                                   ==========

  See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

          Unaudited Pro Forma Combined Condensed Statement of Income
                  Reflecting Completion of the NCE/NSP Merger
                         Year ended December 31, 1997
                 (Thousands of Dollars, Except per Share Data)

                                                       Northern        New Century      Reporting
                                                     States Power       Energies       Adjustments      Pro Forma      Pro Forma
                                                     (as Reported)    (as Reported)      (Note 2)      Adjustments     Combined
                                                     -------------    -------------    -----------     -----------    ----------
Operating revenues:
 Electric..........................................  $   2,218,550    $   2,451,421    $      (923)    $              $4,669,048
 Gas...............................................        515,196          780,623       (143,284)                    1,152,535
 Nonregulated and other revenues...................              -           52,570        367,778                       420,348
 Earnings from equity investments..................              -                -         52,766                        52,766
                                                     -------------    -------------    -----------     -----------    ----------
    Total operating revenues.......................      2,733,746        3,284,614        276,337                     6,294,697

Operating expenses:
 Electric fuel and purchased power.................        596,238        1,181,354              -                     1,777,592
 Cost of gas sold and transported..................        331,296          507,318       (131,929)                      706,685
 Other operation and maintenance...................        745,828          537,091              -                     1,282,919
 Depreciation and amortization.....................        325,880          243,078         (9,414)                      559,544
 Taxes other than income taxes.....................        227,893          129,280         (2,007)                      355,166
 Income taxes - utility............................        144,855                -       (144,855)                            -
 Nonregulated operating expenses...................              -           57,268        410,489                       467,757
                                                     -------------    -------------    -----------     -----------    ----------
    Total operating expenses.......................      2,371,990        2,655,389        122,284                     5,149,663

Operating income...................................        361,756          629,225        154,053                     1,145,034

Other income (expense):
 Income from nonregulated businesses before
  interest and taxes...............................         12,078                -        (12,078)                            -
 Equity earnings from unconsolidated
  subsidiaries.....................................              -           34,166        (34,166)                            -
 Merger costs......................................        (29,005)         (34,088)             -                       (63,093)
 Other income (deductions).........................          3,515          (27,267)        37,046                        13,294
 Income taxes on nonregulated and nonoperating
  items - benefit..................................         48,145                -        (48,145)                            -
                                                     -------------    -------------    -----------     -----------    ----------
    Total other income (expense)...................         34,733          (27,189)       (57,343)                      (49,799)

Financing costs:
 Interest charges..................................        144,732          187,028              -                       331,760
 Distributions on mandatorily redeemable
  preferred securities of subsidiary trusts........         14,437            7,850              -                        22,287
 Dividends & redemption premiums on preferred
  stock of subsidiaries............................              -           11,752              -                        11,752
                                                     -------------    -------------    -----------     -----------    ----------
    Total financing costs..........................        159,169          206,630              -                       365,799

Income before income taxes and extraordinary item..        237,320          395,406         96,710                       729,436
Income taxes.......................................              -          133,919         96,710                       230,629
                                                     -------------    -------------    -----------     -----------    ----------
Income before extraordinary item...................        237,320          261,487              -                       498,807
Extraordinary item - U.K. windfall tax.............              -         (110,565)             -                      (110,565)
                                                     -------------    -------------    -----------     -----------    ----------
Net income.........................................        237,320          150,922              -                       388,242
Preferred dividends & redemption premiums of
 NSP...............................................         11,071                -              -                        11,071
                                                     -------------    -------------    -----------     -----------    ----------
Earnings available for common shareholders.........  $     226,249    $     150,922    $         -     $         -    $  377,171
                                                     =============    =============    ===========     ===========    ==========

Average common shares outstanding (Note 1).........        140,594          104,805                         57,643       303,042
Average common and potentially diluted shares
 outstanding (Note 1)..............................        140,870          104,872                         57,680       303,422

Earnings per share - basic and diluted:
 Income before extraordinary item..................  $        1.61    $        2.50                                   $     1.61
 Extraordinary item................................              -            (1.06)                                       (0.37)
                                                     -------------    -------------                                   ----------
  Total............................................  $        1.61    $        1.44                                        $1.24
                                                     =============    =============                                   ==========

  See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

             Unaudited Pro Forma Combined Condensed Balance Sheet
                  Reflecting Completion of the NCE/NSP Merger
                               December 31, 1999
                            (Thousands of Dollars)

                                                  Northern        New Century      Reporting        Pro Form
                                                States Power       Energies       Adjustments     Adjustments      Pro Forma
                                                (as Reported)    (as Reported)      (Note 3)        (Note 4)        Combined
                                                -------------    -------------    -----------     -----------     -----------
     ASSETS
Property, plant and equipment:
 Electric.....................................  $   7,430,686    $   7,496,942    $  (119,944)    $               $14,807,684
 Gas..........................................        952,131        1,327,048        (12,663)                      2,266,516
 Other........................................        375,058          977,548      2,422,850                       3,775,456
                                                -------------    -------------    -----------     -----------     -----------
  Total property, plant and equipment.........      8,757,875        9,801,538      2,290,243                      20,849,656
 Accumulated provision for depreciation.......     (4,409,151)      (3,540,516)      (203,767)                     (8,153,434)
 Nuclear fuel - net...........................        102,727                -              -                         102,727
                                                -------------    -------------    -----------     -----------     -----------
  Net property, plant and equipment...........      4,451,451        6,261,022      2,086,476                      12,798,949

Current assets:
 Cash and cash equivalents....................         55,968           83,763              -                         139,731
 Accounts receivable - net....................        428,950          371,116              -                         800,066
 Accrued unbilled utility revenues............        144,261          266,537              -                         410,798
 Fuel and gas inventories.....................         59,600           93,274              -                         152,874
 Material and supplies inventories............        231,503           75,021              -                         306,524
 Prepayments and other........................        113,524          137,427              -                         250,951
                                                -------------    -------------    -----------     -----------     -----------
  Total current assets........................      1,033,806        1,027,138              -                       2,060,944

Other assets:
 Equity investments...........................      1,047,248          391,754              -                       1,439,002
 External decommissioning fund and
  other investments...........................        561,682           89,404              -                         651,086
 Regulatory assets............................        248,127          337,965              -                         586,092
 Non-regulated property - net.................      2,086,476                -     (2,086,476)                              -
 Other........................................        338,941          214,709              -         (45,000)        508,650
                                                -------------    -------------    -----------     -----------     -----------
  Total other assets..........................      4,282,474        1,033,832     (2,086,476)        (45,000)      3,184,830
                                                -------------    -------------    -----------     -----------     -----------

Total assets..................................  $   9,767,731    $   8,321,992    $         -     $   (45,000)    $18,044,723
                                                =============    =============    ===========     ===========     ===========

     LIABILITIES AND EQUITY
Capitalization:
 Common stock (Note 1)........................  $     389,324    $     115,837    $         -     $   333,031     $   838,192
 Other stockholders' equity (Note 1)..........      2,168,206        2,616,853              -        (378,031)      4,407,028
                                                -------------    -------------    -----------     -----------     -----------
  Total common stockholders equity............      2,557,530        2,732,690              -         (45,000)      5,245,220
 Preferred stockholders' equity...............        105,340                -                                        105,340
 Mandatorily redeemable preferred securities
  of subsidiary trusts........................        200,000          294,000              -                         494,000
 Long-term debt...............................      3,453,364        2,374,121              -                       5,827,485
                                                -------------    -------------    -----------     -----------     -----------
  Total capitalization........................      6,316,234        5,400,811              -         (45,000)     11,672,045

Current liabilities:
 Current portion of long-term debt............        294,831          136,218              -                         431,049
 Short-term debt..............................        799,159          633,527              -                       1,432,686
 Accounts payable.............................        321,382          471,757              -                         793,139
 Taxes accrued................................        172,059           88,617              -                         260,606
 Other accrued liabilities....................        238,705          326,964              -                         565,669
                                                -------------    -------------    -----------     -----------     -----------
  Total current liabilities...................      1,826,136        1,657,083              -                       3,483,219

Other liabilities:
 Deferred income taxes........................        811,638          967,408              -                       1,779,046
 Deferred investment tax credits..............        118,582           95,426              -                         214,008
 Regulatory liabilities.......................        461,569                -              -                         461,569
 Other........................................        233,572          201,264              -                         434,836
                                                -------------    -------------    -----------     -----------     -----------
  Total other liabilities.....................      1,625,361        1,264,098              -                       2,889,459
                                                -------------    -------------    -----------     -----------     -----------

Total liabilities and equity..................  $   9,767,731    $   8,321,992    $         -     $   (45,000)    $18,044,723
                                                =============    =============    ===========     ===========     ===========

  See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

     Notes to Unaudited Pro Forma Combined Condensed Financial Statements


1. The unaudited pro forma combined condensed financial statements reflect the conversion of each share of NCE common stock, par value $1.00 per share, into 1.55 share of common stock of the combined company and the continuation of each share of NSP common stock, par value $2.50 per share, as one share of common stock of the combined company ($2.50 par value), as provided in the NCE/NSP Merger Agreement. The unaudited pro forma combined condensed financial statements are presented as if the companies were combined during all periods included therein.

2. The unaudited pro forma combined condensed income statements reflect certain reclassifications to conform the presentation of operating results. These reporting adjustments include: (a) separate presentation of nonregulated revenues and equity earnings in operating revenues; (b) separate presentation of all nonregulated expenses, including project write-downs, in operating expenses; (c) presentation of nonregulated interest and other income, including gains for project sales, in other income (deductions) - net; and (d) presentation of all income taxes (regulated and nonregulated) on a single line before arriving at net income.

3. The unaudited pro forma combined condensed balance sheet at December 31, 1999 reflects reporting adjustments to conform the presentation of: (a) investments and deferred charges (in other assets); (b) nonregulated property (in property, plant and equipment); and (c) construction work in progress (in other property, plant and equipment).

4. The allocation of the estimated costs savings resulting from the merger to NCE, NSP and their customers, net of the costs incurred to achieve such savings, will be subject to regulatory review and approval. At the time the merger agreement was signed, cost savings resulting from the merger were estimated to be approximately $1.1 billion over a ten-year period, net of transaction costs (including fees for financial advisors, attorneys, accountants, filings and printing) and net of costs to achieve the savings. Nonrecurring costs directly attributable to the NCE/NSP Merger are being deferred and total approximately $45 million as of December 31, 1999. Assuming the business combination is accounted for as a pooling-of-interests, these costs will be expensed upon the consummation of the NCE/NSP Merger. The unaudited pro forma combined condensed statements of income do not reflect any of these costs. The unaudited pro forma combined condensed balance sheet has been adjusted to reflect a write-off of the deferred costs and a related reduction of retained earnings.

5. Intercompany transactions (including purchased and exchanged power transactions) between NCE and NSP during the periods presented were not material and, accordingly, no pro forma adjustments were made to eliminate such transactions.